Exhibit 8.1

August 15, 2025

James River Group Holdings, Ltd.

Clarendon House

2 Church Street

Hamilton HM11

Bermuda

Ladies and Gentlemen:

We have acted as your United States federal income tax counsel in connection with the Registration Statement on Form S-4 filed by James River Group Holdings, Ltd., an exempted company limited by shares incorporated under the laws of Bermuda, on the date hereof with the Securities and Exchange Commission (the "Registration Statement").

In furnishing this opinion letter, we have reviewed and participated in the preparation of the Registration Statement. In this examination, we have assumed without independent investigation or inquiry that the transactions described in the Registration Statement are performed in the manner described therein.

Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein and in the Registration Statement, the statements of law or legal conclusions in the discussion under the heading "Material U.S. Federal Income Tax Consequences of the Domestication" in the Prospectus included in the Registration Statement, to the extent they constitute matters of United States federal income tax law, represent our opinion.

Our opinion is based upon the Internal Revenue Code of 1986, as amended, treasury regulations (including proposed treasury regulations) issued thereunder, Internal Revenue Service rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. Our opinion is limited to the matters expressly stated, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Our opinion is based on facts and circumstances set forth in the Registration Statement and the other documents reviewed by us. Our opinion is rendered only as of the date hereof, and could be altered or modified by changes in facts or circumstances, events, developments, changes in the documents reviewed by us, or changes in law subsequent to the date hereof. We have not undertaken to advise you or any other person with respect to any such change subsequent to the date hereof.

We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP

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